                                                                      EXHIBIT 21

                       SUBSIDIARIES OF CINEMARK USA, INC.


USA

Cinemark USA, Inc.
Cinemark Corporation
Sunnymead Cinema Corp.
Cinemark Properties, Inc.
Cinemark Paradiso, Inc. (f/k/a Cinemark Transportation, Inc.)
Cinemark Investments Corporation
Multiplex Properties, Inc.
Multiplex Services, Inc.
Trans Texas Cinema, Inc.
Missouri City Central 6, Inc.
Brainerd Ltd.
Cinemark International, L.L.C.
Cinemark Mexico (USA), Inc.
Cinemark Leasing Company (f/k/a Tinseltown Equities, Inc.)
Cinemark Partners I, Inc.
Cinemark Partners II, Ltd.
Laredo Theatre, Ltd.
Cinema Properties, Inc.
TPH Leasing, Inc.
TPH I, Inc.
TPH II, Inc.
TPH III, Inc.
TPH IV, Inc.
TPH V, Inc.
TPH VI, Inc.


MEXICO

Cinemark de Mexico, S.A. de C.V.
Servicios Cinemark, S.A. de C.V.
Cinemark del Norte, S.A. de C.V.
Inmobilaria Cinemark S.A. de C.V.
Cinemark Holdings Mexico S. de R.L. de C.V.


CHILE

Cinemark Chile S.A.
Inversiones Cinemark S.A.
Worldwide Invest, Inc.


TAIWAN

Cinemark-Core pacific, Ltd.

UNITED KINGDOM

Cinemark Theatres U.K., Limited


BRASIL

Cinemark Brasil S.A.
Cinemark Empreendimentos Participacoes Ltda


CANADA

Cinemark Theatres Canada, Inc.
Cinemark Holdings Canada, Inc.
Canada Theatre Holdings, Inc.


ECUADOR

Cinemark del Ecuador S.A.


PERU

Cinemark del Peru SRL


ARGENTINA

Cinemark Argentina, S.A.
Cinemark Rio de la Plata Associates S.R.L.
Prodecine S.A. de C.V. (Survivor of merger with Cinemark Investments Argentina as of 12/31/99)


CENTRAL AMERICA

Cinemark Panama, S.A.
Cinemark Equity Holdings Corporation (BVI)
Cinemark Nicaragua y Cia, Ltda.
Cinemark Honduras S. de R.L.
Cinemark Costa Rica S.R.L.
Cinemark El Salvador Ltda. de C.V.


COLOMBIA

Cinemark Colombia S.A.


GERMANY

Cinemark Germany GmbH



                                       2